UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2008

SGX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51745	06-1523147
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

10505 Roselle Street, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 558-4850
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On July 8, 2008, SGX Pharmaceuticals, Inc., a Delaware corporation (“SGX”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eli Lilly and Company, an Indiana corporation (“Lilly”), and REM Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Lilly (“Merger Sub”). A copy of the joint press release announcing the execution of the Merger Agreement is attached as Exhibit 99.1 and incorporated herein by reference.
Merger Agreement
     Pursuant to the Merger Agreement, Merger Sub will merge with and into SGX (the “Merger”), with SGX continuing as the surviving corporation and a wholly-owned subsidiary of Lilly. As a result of the Merger, each share of SGX common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Lilly or Merger Sub or by stockholders of SGX who have validly exercised their appraisal rights under Delaware law) will be converted into the right to receive $3.00 in cash, without interest.
     Pursuant to the terms of the Merger Agreement and as permitted under the applicable SGX equity plans, all of SGX’s unvested stock options will vest prior to the effective time of the Merger. Any issued and outstanding stock options with an exercise price per share greater than or equal to $3.00 that are not exercised prior to the effective time of the Merger will terminate. Any issued and outstanding stock options with an exercise price per share less than $3.00 will be converted into the right to receive a payment equal to the product of (1) the excess of $3.00 per share over the exercise price per share of such stock options and (2) the number of shares of SGX common stock subject to such stock options.
     SGX has made various representations, warranties and covenants in the Merger Agreement, including, among others, covenants (1) to carry on its business in the ordinary and usual course during the period between the date of the Merger Agreement and the effective time of the Merger, (2) not to engage in certain specified transactions or activities during such period, (3) to file a proxy statement and cause a special stockholder meeting to be held regarding the adoption of the Merger Agreement, (4) subject to certain exceptions, for the board of directors of SGX to recommend that the stockholders adopt the Merger Agreement, (5) not to solicit, initiate or take any other action to facilitate a third party in making an alternative takeover proposal and (6) subject to certain exceptions, not to participate in any negotiations regarding, or approve or recommend, any alternative takeover proposal.
     The completion of the Merger is subject to the satisfaction or waiver of a number of closing conditions, including, among others, (1) adoption of the Merger Agreement by the holders of a majority of SGX’s outstanding common stock, (2) subject to certain exceptions, the absence of any material adverse effect on SGX from and after the date of the Merger Agreement, (3) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (4) the absence of any legal prohibitions on the closing of the Merger and (5) subject to certain exceptions, the continued accuracy of SGX’s representations and warranties as of the effective time of the Merger.
     The Merger Agreement also includes termination provisions for both SGX and Lilly. In connection with the termination of the Merger Agreement under specified circumstances involving competing transactions or a change in SGX’s board of directors’ recommendation of the Merger to SGX’s stockholders, SGX may be required to pay Lilly a termination fee of $2,000,000 and up to an additional $250,000 to reimburse Lilly’s expenses.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
     The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about SGX. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that SGX delivered to Lilly in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in SGX’s public disclosures.
Voting Agreement
     On July 8, in connection with the Merger Agreement, Lilly entered into a voting agreement with certain of SGX’s officers, directors and significant stockholders who together represented approximately twenty-six percent (26%) of SGX’s outstanding shares of common stock as of July 8, 2008. Under the terms of the voting agreement, each of the above stockholders agreed to vote, and irrevocably appointed Lilly as its proxy to vote, all outstanding shares of SGX common stock held by such stockholder as of the record date (1) in favor of the Merger and the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, and any actions required in furtherance thereof, (2) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of SGX under the Merger Agreement, and (3) against (i) any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation involving SGX (other than the Merger), (ii) a sale or transfer of a material amount of SGX’s assets or capital stock, or (iii) any action that is intended, or would reasonably be expected, to impede, interfere with, prevent, delay, postpone or adversely affect the transactions contemplated by the Merger Agreement.
     Under the terms of the voting agreement, each stockholder agrees not to exercise any appraisal rights or any dissenters’ rights that such stockholder may have or could potentially have in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement.
     A form of the Voting Agreement is attached as Exhibit A to the Merger Agreement.

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Important Additional Information
     SGX intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the Merger. The definitive proxy statement will be sent or given to the stockholders of SGX. Before making any voting or investment decision with respect to the Merger, investors and stockholders of SGX are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the Merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by SGX with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by going to SGX’s Investor Relations page on its corporate website at www.sgxpharma.com or by directing a written request to SGX at 10505 Roselle Street, San Diego, California 92121 — Attention: W. Todd Myers.
     SGX and its directors and executive officers may be deemed to be participants in the solicitation of proxies from SGX stockholders in connection with the Merger. Certain directors and executive officers of SGX may have direct or indirect interests in the Merger due to, among other things, securities holdings, pre-existing or future indemnification arrangements, vesting of equity awards, or rights to severance payments in connection with the Merger. Additional information regarding the directors and executive officers of SGX and their interests in the Merger will be contained in the proxy statement that SGX intends to file with the SEC.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Number	Description

2.1	Agreement and Plan of Merger, dated as of July 8, 2008, by and among Eli Lilly and Company, REM Merger Sub, Inc. and SGX Pharmaceuticals, Inc.

99.1	Press release dated July 8, 2008.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGX PHARMACEUTICALS, INC.
Dated: July 8, 2008	By:	/s/ W. Todd Myers
W. Todd Myers
Chief Financial Officer

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger, dated as of July 8, 2008, by and among Eli Lilly and Company, REM Merger Sub, Inc. and SGX Pharmaceuticals, Inc.

99.1	Press release dated July 8, 2008.